Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2017

FRESNO, CALIFORNIA…April 19, 2017… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $4,250,000, and diluted earnings per common share of $0.35 for the three months ended March 31, 2017, compared to $3,403,000 and $0.31 per diluted common share for the three months ended March 31, 2016.
FIRST QUARTER FINANCIAL HIGHLIGHTS

•	The Company recorded reverse provisions for credit losses of $100,000 and $250,000 in the first quarters of 2017 and 2016, respectively.

•	Net loans increased $7.87 million or 1.05%, while total assets increased $16.21 million or 1.12% at March 31, 2017 compared to December 31, 2016.

•	Total deposits increased 0.90% in 2016 to $1.27 billion at year end.

•	Total cost of funds remain at record low levels at 0.08% in 2017 and 2016.

•
Capital positions remain strong at March 31, 2017 with a 9.02% Tier 1 Leverage Ratio; a 12.55% Common Equity Tier 1 Ratio; a 12.93% Tier 1 Risk-Based Capital Ratio; and a 13.90% Total Risk-Based Capital Ratio.

•	Net loan charge-offs in the first quarter of 2017 were $12,000, compared to net loan recoveries of $776,000 in the first quarter of 2016.
“We are pleased with our first quarter results that reflect the start of the first full year of operations following our expansion in Sacramento.  Economic growth continues to be evident throughout our region.  We also took note of the growing optimism from our current and prospective clients which has translated into more

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opportunities for loan and deposit growth throughout our territory,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
Net income for the period increased 24.89% in 2017 compared to 2016, primarily driven by an increase in net interest income, partially offset by an increase in non-interest expenses, a decrease in net realized gains on sales and calls of investment securities, and an increase in provision for income taxes. During the three months ended March 31, 2017, the Company recorded a reverse provision for credit losses of $100,000, compared to a $250,000 reverse provision during the period ended March 31, 2016. Net interest income before the provision for credit losses for the three months ended March 31, 2017 was $13,308,000, compared to $10,603,000 for the three months ended March 31, 2016, an increase of $2,705,000 or 25.51%. The acquisition of Sierra Vista Bank (SVB) attributed approximately $1,470,000 of the increase in net interest income and approximately $11,838,000 was contributed from our continued organic growth. In addition, net interest income during 2017 benefited by approximately $438,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status as compared to a $3,000 net reversal of interest income in the first quarter of 2016. Excluding these benefits, net interest income for the period ended March 31, 2017 increased by $2,264,000 compared to the period ended March 31, 2016.
During the three months ended March 31, 2017, the Company’s shareholders’ equity increased $6,095,000, or 3.72%, compared to December 31, 2016. The increase in shareholders’ equity was primarily driven by the retention of earnings, net of dividends paid, and an increase in unrealized gains on available-for-sale (AFS) securities recorded in accumulated other comprehensive income (AOCI). The increase in AOCI was primarily due to a decrease in longer term interest rates, which resulted in an increase in the market value of the Company’s available-for-sale investment securities.
Return on average equity (ROE) for the three months ended March 31, 2017 was 10.20%, compared to 9.47% for the three months ended March 31, 2016. Notwithstanding an increase in shareholders’ equity, this increase in ROE was primarily achieved due to an increase in net income. The Company declared and paid $0.06 per share in cash dividends to holders of common stock in both the 2017 and 2016 periods. Annualized return on average assets (ROA) was 1.17% for the period ended March 31, 2017 and 1.08% for the period ended March 31,

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2016. For the period ended March 31, 2017, the Company’s total assets increased 1.12%, and total liabilities increased 0.79%, compared to December 31, 2016.
Non-performing assets increased by $799,000, or 31.43%, to $3,341,000 at March 31, 2017, compared to $2,542,000 at December 31, 2016. During the three months ended March 31, 2017, the Company recorded $12,000 in net loan charge-offs, compared to $776,000 in net recoveries for the three months ended March 31, 2016. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.01% for the three months ended March 31, 2017, compared to (0.52)% for the same period in 2016. Total non-performing assets were 0.23% of total assets as of March 31, 2017, compared to 0.18% of total assets as of December 31, 2016.
At March 31, 2017, the allowance for credit losses was $9,214,000, compared to $9,326,000 at December 31, 2016, a net decrease of $112,000 reflecting the reverse provision of $100,000 and the net charge-offs during the period. The allowance for credit losses as a percentage of total loans was 1.21% at March 31, 2017, and 1.23% at December 31, 2016. Total loans includes loans acquired in the acquisitions of SVB on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The value of the acquired loans totaled $164,584,000 at March 31, 2017 and $168,296,000 at December 31, 2016. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.54% and 1.59% as of March 31, 2017 and December 31, 2016, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.51% and 1.55%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2017.
The Company’s net interest margin (fully tax equivalent basis) was 4.36% for the three months ended March 31, 2017, compared to 3.97% for the three months ended March 31, 2016. The increase in net interest margin in the period-to-period comparison resulted from an increase in the effective yield on average investment securities, and an increase in the yield on the Company’s loan portfolio. Net interest income during 2017 also benefited by approximately $438,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status.

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For the three months ended March 31, 2017, the effective yield on total earning assets increased 39 basis points to 4.45% compared to 4.06% for the three months ended March 31, 2016, while the cost of total interest-bearing liabilities decreased slightly to 0.14% for the quarter ended March 31, 2017 as compared to 0.15% for the quarter ended March 31, 2016. Over the same periods, the cost of total deposits remained unchanged at 0.08% for the quarters ended March 31, 2017 and March 31, 2016.
For the three months ended March 31, 2017, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $582,656,000, an increase of $23,112,000, or 4.13%, compared to the three months ended March 31, 2016 and a decrease of $2,093,000, or 0.36%, compared to the quarter ended December 31, 2016. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 3.15% for the three months ended March 31, 2017, compared to 2.79% for the three months ended March 31, 2016.
Total average loans, which generally yield higher rates than investment securities, increased $150,212,000, from $595,476,000 for the three months ended March 31, 2016 to $745,688,000 for the three months ended March 31, 2017 and decreased by $261,000 from $745,427,000 for the quarter ended December 31, 2016. The majority of the quarter over quarter loan growth compared to the prior year was due to the acquisition of SVB in 2016. The effective yield on average loans increased to 5.50% for the three months ended March 31, 2017, compared to 5.25% for the three months ended March 31, 2016.
Total average assets for the three months ended March 31, 2017 was $1,450,530,000 compared to $1,263,562,000 and$1,454,412,000 for the quarters ended March 31, 2016 and December 31, 2016, an increase of $186,968,000 or 14.80% and a decrease $3,882,000 or 0.27%, respectively. During the three months ended March 31, 2017 and 2016, the average loan to deposit ratio was 59.18% and 54.20%, respectively. Total average deposits increased $161,453,000 or 14.70% to $1,260,048,000 for the three months ended March 31, 2017, compared to $1,098,595,000 for the three months ended March 31, 2016, and decreased $4,732,000, or 0.37% compared to $1,264,780,000 for the quarter ended December 31, 2016. Average interest-bearing deposits increased $100,183,000, or 14.61%, and average non-interest bearing demand deposits increased $61,270,000, or 14.84%, for the three months ended March 31, 2017, compared to the three months ended March 31, 2016. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.63% for the three months ended

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March 31, 2017, compared to 37.58% for the three months ended March 31, 2016. The balance sheet increases comparing March 31, 2017 to March 31, 2016 were primarily driven by the SVB acquisition which closed on October 1, 2016.
Non-interest income for the three months ended March 31, 2017 decreased by $458,000 to $2,246,000, compared to $2,704,000 for the three months ended March 31, 2016, primarily driven by a decrease of $648,000 in net realized gains on sales and calls of investment securities and the absence of $136,000 in other-than-temporary impairment loss which was recorded during the period ended March 31, 2016. A decrease in loan placement fees of $100,000 was offset by a $49,000 increase in service charge income, a $31,000 increase in Federal Home Loan Bank dividends, and an increase of $26,000 in other income.
Non-interest expense for the three months ended March 31, 2017 increased $1,137,000, or 12.67%, to $10,113,000 compared to $8,976,000 for the three months ended March 31, 2016. The net increase year over year was a result of increases in salaries and employee benefits of $601,000, increases in professional services of $84,000, increases in data processing expenses of $77,000, increases in directors’ expenses of $58,000, increases in ATM/Debit card expenses of $44,000, increases in license and maintenance contracts of $14,000, increases in regulatory assessments of $32,000, increases in amortization of core deposit intangibles of $13,000, increases in advertising expenses of $11,000, and an increase in Internet banking expenses of $8,000, offset by decreases in occupancy and equipment expenses of $28,000. Non-interest expense for the quarter ended March 31, 2017 decreased by $800,000 compared to $10,913,000 for the trailing quarter ended December 31, 2016. The decrease, as compared to the trailing quarter, is primarily due to a $1,267,000 decrease in acquisition and integration expenses, and a $64,000 decrease in occupancy and equipment expenses, partially offset by a $279,000 increase in salaries and benefits, a $173,000 increase in directors’ expenses, and a $133,000 increase in professional services.
The Company recorded an income tax provision of $1,291,000 for the three months ended March 31, 2017, compared to $1,178,000 for the three months ended March 31, 2016. During the quarter ended March 31, 2017, the Company adopted ASU 2016-09 “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” which due to the exercise of stock options in the current period,

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resulted in the recognition of $92,000 in excess tax benefits. The effective tax rate for the three months ended March 31, 2017 was 23.30% compared to 25.71% for the three months ended March 31, 2016.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Investment Centers of America, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2017	2016	2016

ASSETS
Cash and due from banks	$24,345	$28,185	$22,525
Interest-earning deposits in other banks	45,161	10,368	55,824
Federal funds sold	22	15	307
Total cash and cash equivalents	69,528	38,568	78,656
Available-for-sale investment securities (Amortized cost of $526,678, $548,640 and $488,425 at March 31,2017, December 31, 2016 and March 31, 2016, respectively)	529,240	547,749	501,978
Loans, less allowance for credit losses of $9,214, $9,326 and $10,136 at March 31, 2017, December 31, 2016 and March 31, 2016, respectively	755,176	747,302	598,864
Bank premises and equipment, net	9,162	9,407	9,002
Bank owned life insurance	23,337	23,189	20,847
Federal Home Loan Bank stock	5,594	5,594	4,823
Goodwill	40,311	40,231	29,917
Core deposit intangibles	1,336	1,383	990
Accrued interest receivable and other assets	25,850	29,900	26,466
Total assets	$1,459,534	$1,443,323	$1,271,543

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$469,715	$495,815	$408,080
Interest bearing	797,601	760,164	695,399
Total deposits	1,267,316	1,255,979	1,103,479
Short-term borrowings	—	400	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	16,935	17,756	17,130
Total liabilities	1,289,406	1,279,290	1,125,764
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,198,580, 12,143,815, and 11,026,229 at March 31, 2017, December 31, 2016 and March 31, 2016, respectively	72,219	71,645	54,624
Retained earnings	96,424	92,904	83,180
Accumulated other comprehensive income (loss), net of tax	1,485	(516)	7,975
Total shareholders’ equity	170,128	164,033	145,779
Total liabilities and shareholders’ equity	$1,459,534	$1,443,323	$1,271,543

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per share amounts)	2017	2016	2016
INTEREST INCOME:
Interest and fees on loans	$10,090	$9,843	$7,733
Interest on deposits in other banks	75	78	74
Interest and dividends on investment securities:
Taxable	1,303	1,390	1,523
Exempt from Federal income taxes	2,122	1,780	1,523
Total interest income	13,590	13,091	10,853
INTEREST EXPENSE:
Interest on deposits	245	285	221
Interest on junior subordinated deferrable interest debentures	33	33	29
Other	4	—	—
Total interest expense	282	318	250
Net interest income before provision for credit losses	13,308	12,773	10,603
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	(100)	—	(250)
Net interest income after provision for credit losses	13,408	12,773	10,853
NON-INTEREST INCOME:
Service charges	798	795	749
Appreciation in cash surrender value of bank owned life insurance	148	148	145
Interchange fees	324	324	279
Loan placement fees	91	291	191
Net realized gains on sales and calls of investment securities	482	84	1,130
Other-than-temporary impairment loss on investment securities	—	—	(136)
Federal Home Loan Bank dividends	128	316	97
Other income	275	280	249
Total non-interest income	2,246	2,238	2,704
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,855	5,576	5,254
Occupancy and equipment	1,179	1,243	1,207
Professional services	420	287	336
Data processing expense	424	562	347
Directors’ expenses	229	56	171
ATM/Debit card expenses	166	163	122
License & maintenance contracts	146	143	132
Regulatory assessments	175	173	143
Advertising	170	132	159
Internet banking expenses	169	181	161
Acquisition and integration expenses	—	1,267	—
Amortization of core deposit intangibles	47	47	34
Other expense	1,133	1,083	910
Total non-interest expenses	10,113	10,913	8,976
Income before provision for income taxes	5,541	4,098	4,581
PROVISION FOR INCOME TAXES	1,291	1,492	1,178
Net income	$4,250	$2,606	$3,403
Net income per common share:
Basic earnings per common share	$0.35	0.21	$0.31
Weighted average common shares used in basic computation	12,167,810	12,129,490	10,953,845
Diluted earnings per common share	$0.35	0.21	$0.31
Weighted average common shares used in diluted computation	12,317,579	12,254,292	11,040,790
Cash dividends per common share	$0.06	$0.06	$0.06

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2017	2016	2016	2016	2016
(In thousands, except share and per share amounts)
Net interest income	$13,308	$12,773	$10,995	$11,208	$10,603
(Reversal of) provision for credit losses	(100)	—	(1,000)	(4,600)	(250)
Net interest income after provision for credit losses	13,408	12,773	11,995	15,808	10,853
Total non-interest income	2,246	2,238	2,135	2,514	2,704
Total non-interest expense	10,113	10,913	9,655	9,377	8,976
Provision for income taxes	1,291	1,492	1,361	2,887	1,178
Net income	$4,250	$2,606	$3,114	$6,058	$3,403
Basic earnings per common share	$0.35	$0.21	$0.28	$0.55	$0.31
Weighted average common shares used in basic computation	12,167,810	12,129,490	10,984,141	10,970,782	10,953,845
Diluted earnings per common share	$0.35	$0.21	$0.28	$0.55	$0.31
Weighted average common shares used in diluted computation	12,317,579	12,254,292	11,092,674	11,067,890	11,040,790

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2017	2016	2016	2016	2016
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.21%	1.23%	1.48%	1.56%	1.66%
Non-performing assets to total assets	0.23%	0.18%	0.13%	0.14%	0.29%
Total non-performing assets	$3,341	$2,542	$1,637	$1,750	$3,679
Total nonaccrual loans	$3,079	$2,180	$1,274	$1,750	$3,679
Net loan charge-offs (recoveries)	$12	$(27)	$(427)	$(4,336)	$(776)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	(0.01)%	(0.27)%	(2.80)%	(0.52)%
Book value per share	$13.95	$13.51	$14.11	$14.21	$13.22
Tangible book value per share	$10.53	$10.08	$11.32	$11.41	$10.42
Tangible common equity	$128,481	$122,419	$125,483	$125,802	$114,872
Cost of total deposits	0.08%	0.09%	0.09%	0.08%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$2,122	$1,780	$1,582	$1,575	$1,523
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.36%	4.20%	4.01%	4.18%	3.97%
Return on average assets (2)	1.17%	0.72%	0.96%	1.91%	1.08%
Return on average equity (2)	10.20%	6.19%	8.01%	16.24%	9.47%
Loan to deposit ratio	60.32%	60.24%	55.86%	56.83%	55.19%
Tier 1 leverage - Bancorp	9.02%	8.75%	9.35%	9.34%	8.91%
Tier 1 leverage - Bank	8.92%	8.64%	8.40%	8.78%	8.83%
Common equity tier 1 - Bancorp	12.55%	12.48%	13.80%	13.90%	13.45%
Common equity tier 1 - Bank	12.80%	12.59%	12.93%	13.49%	13.78%
Tier 1 risk-based capital - Bancorp	12.93%	12.74%	14.24%	14.35%	13.91%
Tier 1 risk-based capital - Bank	12.80%	12.59%	12.93%	13.49%	13.78%
Total risk-based capital - Bancorp	13.90%	13.72%	15.39%	15.61%	15.17%
Total risk based capital - Bank	13.77%	13.57%	14.10%	14.75%	15.04%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended
AVERAGE AMOUNTS	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Federal funds sold	$9	$16	$298
Interest-bearing deposits in other banks	36,856	53,220	56,845
Investments	545,791	531,513	502,401
Loans (1)	743,436	743,612	592,159
Federal Home Loan Bank stock	5,594	5,284	4,823
Earning assets	1,331,686	1,333,645	1,156,526
Allowance for credit losses	(9,355)	(9,339)	(9,892)
Nonaccrual loans	2,252	1,815	3,317
Other non-earning assets	125,613	128,291	113,611
Total assets	$1,450,530	$1,454,412	$1,263,562

Interest bearing deposits	$785,911	$787,983	$685,728
Other borrowings	6,931	5,164	5,155
Total interest-bearing liabilities	792,842	793,147	690,883
Non-interest bearing demand deposits	474,137	476,797	412,867
Non-interest bearing liabilities	16,814	15,917	16,063
Total liabilities	1,283,793	1,285,861	1,119,813
Total equity	166,737	168,551	143,749
Total liabilities and equity	$1,450,530	$1,454,412	$1,263,562

AVERAGE RATES
Federal funds sold	1.00%	0.54%	0.50%
Interest-earning deposits in other banks	0.81%	0.59%	0.51%
Investments	3.31%	3.08%	3.05%
Loans (3)	5.50%	5.27%	5.25%
Earning assets	4.45%	4.30%	4.06%
Interest-bearing deposits	0.13%	0.14%	0.13%
Other borrowings	2.14%	2.56%	2.23%
Total interest-bearing liabilities	0.14%	0.16%	0.15%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.36%	4.20%	3.97%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $1,093, $917, and $784, for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

(3)	Loan yield includes loan fees for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016 of $444, $165, and $39, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322